SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 15, 2012

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Issuance of 7.75% Senior Notes

On August 15, 2012, Winthrop Realty Trust. (the “Company”) issued and sold $75.0 million aggregate principal amount of its 7.75% Senior Notes due 2012 (the “Notes”).  The Notes were issued pursuant to an indenture, dated as of August 6, 2012 (the “Base Indenture”), and a first supplemental indenture thereto, dated as of August 15, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and the Bank of New York Mellon, as trustee (the “Trustee”).

The Notes bear interest at a rate of 7.75% per year on the principal amount, accruing from August 15, 2012. Interest is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on November 15, 2012.  The Notes will mature on August 15, 2022, unless previously redeemed or repurchased in accordance with their terms prior to such date.

The Company may, at its option, at any time and from time to time, on or after August 15, 2015, redeem the Notes in whole or in part on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the Notes. The Notes will be redeemable at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but not including, the redemption date.

Upon a Change of Control (as defined in the Indenture), the Company will be required to make an offer to repurchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the repurchase date.

The Notes are the Company’s direct senior secured obligations and rank senior to all of the Company’s future indebtedness that by its terms is expressly subordinated to the Notes, effectively senior to all of the Company’s existing and future unsecured senior indebtedness to the extent of the collateral securing the Notes and pari passu thereafter.  The Notes will be structurally subordinated to all of the existing and future liabilities of the Company’s subsidiaries, including WRT Realty L.P. (“WRT”), the Company’s operating partnership, but will have the benefit of the security interest in the promissory note, dated August 15, 2012, made by WRT (the “WRT Note”) payable to the Company in the principal amount of $75.0 million and containing the same interest payment terms and maturity dates as the Notes.  The WRT Note will be pari passu with all existing and future unsecured senior indebtedness of WRT.

The Notes contain certain restrictions on the Company’s ability to merge, consolidate or sell all or substantially all of its assets.  Otherwise, the Indenture does not contain any provisions that would limit the Company’s ability to incur indebtedness, except as noted in Events of Default below.

The following events are considered “Events of Default,” which may result in the acceleration of the maturity of the Notes:

•	If the Company does not pay the principal of, or any premium on, the Notes when due, whether at maturity, upon redemption, upon repurchase in connection with a Change of Control;

•	If the Company does not pay interest on the Notes when due, and such default is not cured within 30 days;

•	If the Company fails to comply with the provisions relating to a Change of Control or comply with the provisions relating to mergers or consolidations;

•
If the Company fails for 60 days after notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Pledge Agreement (as defined below);

•
If the Company or any of its subsidiaries does not pay when due, after the expiration of any applicable grace period, the principal of indebtedness (other than certain excluded indebtedness) in the aggregate principal amount of $7.5 million or more, or acceleration of the Company’s or its subsidiaries’ indebtedness (other than certain excluded indebtedness) in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such indebtedness is not discharged, or such payment or acceleration is not cured or rescinded, within 30 days after receipt of written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the Notes;

•
If the Company or any of its subsidiaries fails, within 30 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for us or any of the Company or its subsidiaries exceeds $7.5 million, which are not stayed on appeal;

•	If the Company’s consolidated leverage ratio is greater than or equal to 60% on any calculation date;

•
any modification, amendment or waiver is made to the WRT Note (unless permitted pursuant to and made in accordance with the provisions set forth in the Indenture), or if the WRT Note is sold, transferred, assigned or pledged, without the consent of 100% of the holders of the Notes;

•
If the Company or any of its significant subsidiaries or any group of its subsidiaries that in the aggregate would constitute a “significant subsidiary” file for bankruptcy, or certain other events of bankruptcy, insolvency or reorganization occur; and

•
if (a) the lien created by the Pledge Agreement does not at any time constitute a valid and perfected first-priority lien on the WRT Note, (b) the Pledge Agreement is terminated or ceases to be in full force

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes to be due and payable immediately.

The Notes are secured by a first priority lien on the WRT Note, which lien was granted pursuant to the terms of a pledge agreement, dated August 15, 2012, between the Company and the Trustee, as collateral agent (the “Pledge Agreement”).

WRT Note

Upon the closing of the offering, the Company loaned the net proceeds of the offering to WRT, its wholly-owned subsidiary, which will use such proceeds to fund future acquisitions and/or for general working capital purposes, including funding capital expenditures, tenant improvements and leasing commissions.  The loan is evidenced by the WRT Note.   Pursuant to the terms of the WRT Note, upon any acceleration of the Notes, the indebtedness represented by the WRT Note will be simultaneously and automatically accelerated.

The descriptions of the Supplemental Indenture, the Notes, the WRT Note and the Pledge Agreement contained herein are qualified in their entirety by reference to the full text of the Supplemental Indenture, the form of Note, the WRT Note and the Pledge Agreement, copies of which are attached hereto as Exhibit 4.1, 4.2, 10.1 and 10.2, respectively, and are incorporated herein by reference.  For a more detailed description of the Supplemental Indenture, the Notes, the WRT Note and the Pledge Agreement see the disclosure under the caption “Description of Notes” contained in the Company’s prospectus, dated August 8, 2012, which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which disclosure is hereby incorporated by reference.

Item 8.01.  Other Matters

           On August 15, 2012, Winthrop issued a press release announcing the consummation of its public offering of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

4.1	First Supplemental Indenture, dated August 15, 2012, between the Company and The Bank of New York Mellon.
4.2	Form of 7.75% Senior Notes (included in Exhibit 4.2)
5.1	Opinion of Hahn Loeser & Parks LLP relating to validity of the Notes
8.1	Opinion of Katten Muchin Rosenman LLP relating to certain tax matters
23.1	Consent of Hahn Loeser & Parks LLP (included in Exhibit 5.1)
23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 8.1)
10.1.	Promissory Note from WRT Realty L.P. in favor of the Company.
10.2	Pledge Agreement from the Company to The Bank of New York Mellon.
99.1	Press Release dated August 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of August, 2012.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Executive Officer